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                                                                    Exhibit 21

              FLEMING COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                          SUBSIDIARIES OF THE REGISTRANT


The company has subsidiaries that are not reflected herein. In the aggregate, these are not significant.